As filed with the Securities and Exchange Commission on February 2, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 2, 2024
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01.     Other Events.

Bank of America Corporation (“Bank of America” or the “Company”) today announced that its Board of Directors (the “Board”) approved 2023 total compensation for Chair and Chief Executive Officer Brian T. Moynihan of $29,000,000, compared to 2022 total compensation of $30,000,000.

In determining this compensation, the independent members of the Board evaluated many aspects of the Company’s performance and Mr. Moynihan’s leadership in delivering Responsible Growth once again in 2023. The Board acknowledged the Company’s continued success in 2023 and Mr. Moynihan’s leadership under this operating model particularly in this period of considerable economic uncertainty.

Shareholders. The Company earned $26.5 billion in net income in 2023, a decrease of 4% from 2022. As the Company reported in its latest earnings release on January 12, 2024, those full year results included two notable items related to the Federal Deposit Insurance Corporation special assessment ($2.1 billion pre-tax) and the Bloomberg Short-Term Bank Yield Index cessation-related charge ($1.6 billion pre-tax) incurred in the fourth quarter totaling $3.7 billion pre-tax, or $2.8 billion after-tax. Excluding these notable items net income was $29.3 billion, an increase of 6% over 2022. Excluding these two notable items provides additional information for evaluating the Company’s results of operations and comparing its operational performance between periods because these impacts may not be reflective of the Company’s underlying operating performance. These results were aided by strong organic growth, while showing diligent expense management. The Company’s balance sheet remained a source of strength, with approximately $292 billion in shareholders’ equity and liquidity levels of $897 billion at the end of 2023. Book value per share improved 9% during 2023, as well. The strength of the balance sheet allowed the Company to support clients and continue to invest in the future of the Company. It also allowed the Company to return $12 billion to shareholders in 2023, through dividends and common stock repurchases. The Company’s common stock price improved modestly from year-end 2022, while the KBW Bank Index declined 5%.

Employees. The Company continued to invest in being a great place to work in 2023. The Company raised the minimum hourly rate of pay for U.S. teammates to $23/hour continuing its commitment to increase that rate to $25/hour by 2025. Benefits offered by Bank of America included continued support for childcare reimbursement and back-up care programs, as well as elder care. The Company also further enhanced its emotional health wellness programs, and beginning in 2023, teammates celebrating at least 15 years of continuous service with the Company may participate in a new sabbatical program. Additionally, the Company recently announced the seventh year of Sharing Success awards since 2017, with approximately 97% of employees receiving an award. The majority of these employees will receive shares of the Company’s common stock, further aligning their interests with shareholders.

Clients. The Company continued to support clients in 2023 with credit, capital and liquidity. This helped us to report approximately $8 billion in loan growth to more than $1.05 trillion. With regard to Consumer and Wealth Management, we were entrusted by clients to manage $5.4 trillion in balances across loans, deposits and investment balances. In total we saw approximately $84 billion in wealth flows in 2023. Importantly, the Company experienced organic growth across all its businesses and was a source of strength in times of stress in the industry this year. In 2023, the Company added more than 600,000 net new consumer checking accounts, with Consumer investment accounts growing to more than 3.8 million. The Company’s Wealth Management businesses added a record 40,000 net new relationships in 2023, and added nearly 150,000 new bank accounts for investment clients in 2023. Additionally, Global Markets achieved its highest sales and trading revenue in a decade. Global Banking teams added 2,500 new clients in 2023, which is twice as many as they added in 2022. The Company also continued to see strong client adoption and engagement across its digital platforms in 2023, resulting in industry leading accolades and awards for best digital platform in a number of areas. For example, Euromoney magazine recognized Bank of America as the World’s Best Bank for Digital.

Communities. The Company continued to share success with the communities it serves. The Company provided nearly $290 million in philanthropic investments to help drive economic mobility, including $56 million for basic needs. The Company continued to deliver on its commitment to help entrepreneurs thrive, driving economic opportunity and investment in its communities. The Company’s current $550+ million portfolio of 160 smaller, local venture capital/private equity funds is invested in small businesses in markets around the U.S. Additionally, over the course of 2023, employees gave more than 2.4 million volunteer hours and directed more than $82 million in combined individual giving and the Company’s matching gifts, volunteer grants and other employee-directed giving programs.

Compensation Structure. The Board determined that Mr. Moynihan’s compensation structure continues to be composed of base salary, time-based restricted stock units (“RSUs”), and performance RSUs. Mr. Moynihan’s annual base salary remains $1.5 million. The aggregate value of his 2023 equity incentive awarded by the Board is $27.5 million. Consistent with prior years, there is no cash bonus. The incentive is comprised 30% of cash-settled RSUs that will vest over the next 12 months, 20% of stock-settled RSUs that will vest annually over the next four years, and 50% of performance RSUs that will be re-earned only if Bank of America’s future financial performance meets specific standards.

The overall structure of Mr. Moynihan’s 2023 performance RSUs remains consistent with the structure over the prior 11 years. The performance RSUs awarded to Mr. Moynihan continue to use a “re-earn” approach, vesting only if the Company meets specific performance standards over a three-year period (from 2024 through 2026). Under this “re-earn” approach, future performance of the Company below the standards of the performance RSUs will decrease the amount ultimately paid; 100% is the maximum payout if standards are met. The three-year average return on assets and three-year average growth in adjusted tangible book value standards for the performance RSUs are unchanged from last year.

Additionally, all of Mr. Moynihan’s 2023 equity incentive awards are subject to the Company’s stock ownership and retention requirements. Specifically, 50% of the net after-tax shares he receives from equity awards must be retained until one year after his retirement. These equity awards also are subject to the Company’s cancellation and clawback policies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 2, 2024